DrivenBrands® 2021.Q1

FIRST QUARTER HIGHLIGHTS

- REVENUE: $329.4M (+83%)
- NET LOSS: ($19.9M)
- LOSS PER SHARE: ($0.13)
- ADJUSTED NET INCOME: $30.4M
- ADJUSTED EARNINGS PER SHARE: $0.19
- ADJUSTED EBITDA: $77.9M (+155%)

SYSTEM-WIDE SALES $1 BILLION

NET STORE GROWTH

MAINTENANCE	CAR WASH	PAINT, COLLISION & GLASS	PLATFORM SERVICES	TOTAL
+14	+2	+7	-1	+22

SEGMENT PERFORMANCE



SAME STORE SALES
+16.5%
MAINTENANCE
+27.8%
CAR WASH
-9.4%
PAINT, COLLISION & GLASS
+22.0%
PLATFORM SERVICES
+0.5%*
DRVN

*Car Wash will not be included in consolidated same-store sales until the one-year anniversary of the ICWG acquisition in the third quarter of 2021.



% OF SYSTEM-WIDE SALES
28%
11%
54%
7%
% OF REVENUE
40%
36%
13%
11%
% OF SEGMENT-ADJUSTED EBITDA
39%
33%
17%
11%
Maintenance
Car Wash
Paint Collision & Glass
Platform Services

LONG-TERM TARGETS

- SAME-STORE SALES: LOW SINGLE-DIGIT %
- REVENUE: LOW DOUBLE-DIGIT %
- GROWTH
- ADJUSTED EBITDA: LOW DOUBLE-DIGIT %
- ADJUSTED NET INCOME: MID-TO HIGH-TEENS %

This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated April 28, 2021 available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the "Risk Factors" section in our most recent 10-K, available at investors.drivenbrands.com.